Management Consulting Contract

This agreement made April 17, 2005 by and between Aero Marine Engine, Inc., a Nevada Corporation (hereinafter the “Company”) and Arube Holdings Inc., (hereinafter the “Consultant”).

The Company is publicly held and desires to further develop its business in order to create value for its shareholders.

        The Consultant is a mergers, acquisitions and business development firm. In addition, the Consultant and its affiliates have significant experience involved with building emerging growth companies and providing management consulting services.

In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

1.     Due Diligence Materials:

The Company agrees to provide the Consultant with an Informational Package including all of its public filings and press releases within the last year, business plans and promotional materials. The Company agrees that all such information provided to the Consultant and any subsequent information, either written or verbal, shall be accurate and truthful and the Consultant may rely on such information.

2.     Provision of Services:

(a)     Positioning Statement and Marketing Program:

            (i)     Positioning Statement: The Consultant shall advise with respect to the development of a Positioning Statement designed to create further value for the Company’s shareholders. This Statement shall form the basis of a public relations mission statement and shall be used in all corporate communications in order to create a congruent message to all existing and future shareholders.

                   (ii)     Name, logo and graphic design: The Consultant shall study and suggest by-lines or slogans for the Company in order to portray a clear and concise message to all existing and future shareholders.

                   (iii)    Corporate profile: Based on the Informational Package and Business Plan, the Consultant shall design a professional Corporate Profile. This shall be in full color and be between 2 and 4 pages in length. (printing shall be responsibility of the Company)

(iv)
Web site design. Consultant shall advise with respect to the further development of the Company’s Web site that includes existing and other sections to be named. Consultant shall suggest means to capture email address for possible use.

(v)
Public Speaking Coaching. Consultant shall advise the Company’s executives with respect to speaking engagements or presentations involving the Company’s business and the financial or business community.

(b)     Public Trading and Marketing Services:

(i)
Consultant shall advise with regard to shareholder relations and public relations matters including but not limited to, the drafting and review of press releases, quarterly and annual reports, and correspondence with shareholders.

(ii)	Consultant shall advise with respect to the design of a corporate information package, including a Corporate Profile of the Company and a collection of Company press releases.
(iii)	Consultant shall distribute press releases on behalf of the Company to various service providers that specializes in the dissemination of news online and in print media.

3.     Compensation:

As consideration for the Consultant’s services, the Company agrees to pay the Consultant as follows;

(a)
The Company or its designee shall issue 1,465,000 shares of AOME to Consultant upon signing this agreement. The shares shall be valued based on 85% of the lowest closing bid price within the prior 30 days. In the event Company is not able to issue free trading shares it agrees to file a registration statement as soon as possible in order to register the Consultant’s Shares and to keep such registration in effect for a period of 6 months if so requested by the Consultant.

The Company shall not reimburse the Consultant for expenses incurred by Consultant in performing its obligations under this Agreement. Said expenses shall be included in the fee paid.

The Consultant shall be responsible for paying taxes on any actual gains it realizes on the Stock.

4.     Liability of Consultant:

In furnishing the Company with management advice and other services as herein provided, neither Consultant nor any officer, director or agent thereof shall be liable to the Company or its creditors for errors of judgment or for any matters except willful malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this Agreement.

It is further understood and agreed that Consultant may rely upon information furnished to it by the Company which Consultant reasonably believes to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company’s action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, employees or agents, except as provided in the previous paragraph.

5.     Status of Consultant:

Consultant shall be deemed to be an independent Contractor and, except as expressly provided or authorized in this Agreement, shall not have authority to act or represent the Company.

6.     Other Activities of Consultant:

The Company recognizes that Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as the Consultant deems reasonable and necessary for such purposes.

7.     Control:

Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statue or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct or the affairs of the Company.

8.     Term:

Consultant’s retention shall be for a term of sixty months.

9.     Miscellaneous:

This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings of every and any nature between them.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first written above.

Arube Holdings Inc.      Aero Marine Engines, Inc

                /s/ Albert Davis                                                                 /s/ Raymond Brouzes, Ph.D.
                Albert Davis                                                             Raymond Brouzes, Ph.D.
                Director                                                                    President